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                                                        ITEM 14(a)3,EXHIBIT 2(b)

                               FIRST AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER ("Amendment") by and among Tesoro Petroleum Corporation, a Delaware corporation ("Parent"), CNRG Acquisition Corp., a Delaware corporation ("Sub") and Coastwide Energy Services, Inc., a Delaware corporation ("Company") is effective February 19, 1996, and amends that certain Agreement and Plan of Merger dated as of November 20, 1995, by and among Parent, Sub and Company (the "Agreement"). Unless defined in this Amendment, capitalized terms shall have the meaning ascribed thereto in the Agreement.

                                    RECITALS

         WHEREAS, Parent, Sub and Coastwide desire to clarify certain aspects of the Exchange of Certificates provisions of the Agreement to better reflect the intent of the parties:

         NOW THEREFORE, for good and valuable consideration, the receipt of sufficiency of which is hereby acknowledged by Parent, Sub and Company, Parent, Sub and Company agree as follows:

                                   AGREEMENT

         1. Section 2.2.(b) of the Agreement is deleted in its entirety and replaced with the following:

                 Payment of Merger Consideration. Parent shall take all steps necessary to enable and cause there to be provided to the Exchange Agent at the Effective Time of the Merger, certificates for the Parent Shares issued upon the conversion of the Shares pursuant to Section 2.1. Parent or the Surviving Corporation shall timely make available to the Exchange Agent the cash component of the Merger Consideration.

         2. The last two sentences of Section 2.2(c) of the Agreement are deleted in their entirety and replaced with the following:



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                 Until surrendered as contemplated by this Section 2.2, each
                 Certificate shall be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends and distributions declared prior to the Merger, to evidence the ownership of the number of full shares of Parent Common Stock into which the shares represented by such Certificate shall have been converted pursuant to this Section II.

         3. The first sentence of Section 2.2(e) of the Agreement is deleted in its entirety and replaced with the following:

                 All Parent Shares exchanged upon the surrender of Certificates in accordance with the terms of this Article II, together with any dividends payable thereon to the extent contemplated by this Section 2.2, shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates and, at the Effective Time of the Merger, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time of the Merger.

         4. Except as specifically amended by this Amendment, the Agreement shall remain as originally written. The Agreement shall not be further amended, except by an instrument in writing signed by all parties to the Agreement.


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                                        TESORO PETROLEUM CORPORATION

                                        By: /s/ BRUCE A. SMITH
                                           -----------------------------------
                                                Bruce A. Smith, President and
                                                Chief Executive Officer


                                        CNRG ACQUISITION CORP.

                                        By: /s/ BRUCE A. SMITH
                                           -----------------------------------
                                                Bruce A. Smith, President and
                                                Chief Executive Officer


                                        COASTWIDE ENERGY SERVICES, INC.

                                        By: /s/ STEPHEN A. WELLS
                                           -----------------------------------
                                                Stephen A. Wells, President



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